                                                                    Exhibit 99.3



EXCERPT FROM VORNADO REALTY TRUST'S CURRENT REPORT ON FORM 8-K, DATED APRIL 23, 2003, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 24, 2003

                                      * * *

      The following tables reconcile net income and funds from operations as restated:

(Amounts in thousands)                                         2002         2001         2000


Net income applicable to common shares ..................   $ 209,736    $ 227,233    $ 195,301
Cumulative effect of a change in accounting principle ...      30,129        4,110         --
Depreciation and amortization of real property ..........     195,808      119,568       97,744
Amortization of below market leases, net ................     (12,634)        --           --
Appreciation of securities held in officer's deferred
     compensation trust .................................        --          3,023        4,765
Net gains on sale of real estate ........................        --        (12,445)     (10,965)
Net gain from condemnation proceeding ...................        --         (3,050)        --
Proportionate share of adjustments to equity
     in net income of partially-owned entities
     to arrive at funds from operations:
         Depreciation and amortization of real property .      51,881       65,588       63,791
         Net gain on sales of real estate ...............      (3,431)      (6,298)        --
         Other ..........................................       2,552        1,449        6,896
Minority interest in excess of preferential
     distributions ......................................     (50,498)     (20,049)     (20,043)
                                                            ---------    ---------    ---------
                                                              423,543      379,129      337,489
Series A preferred shares ...............................       6,150       19,505       21,689
                                                            ---------    ---------    ---------
Funds from operations -- diluted ........................   $ 429,693    $ 398,634    $ 359,178
                                                            =========    =========    =========
Shares used for determining diluted
     funds from operations per share ....................     112,600       99,719       96,710
                                                            =========    =========    =========


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